EXECUTION COPY

Exhibit 10.24

LOAN AND SECURITY AGREEMENT
OPTIO SOFTWARE, INC.

      This LOAN AND SECURITY AGREEMENT dated April 25, 2002, between SILICON VALLEY BANK (“Bank”), whose address is 3343 Peachtree Rd., Suite 312, Atlanta, GA 30326 and OPTIO SOFTWARE, INC. (“Borrower”), whose address is 3015 Windward Plaza, Fairways II, Alpharetta, GA 30005, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.           ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.

2.           LOAN AND TERMS OF PAYMENT

2.1         Promise to Pay.

      Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1     Revolving Advances.

      (a)  Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

      (b)  To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B (the “Payment/Advance Form”). Bank will credit Advances to Borrower’s deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. For purposes of this Section 2.1.1(b), Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

      (c)  The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

      (d)  Bank’s obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank’s sole but reasonable discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2            Overadvances.

      If Borrower’s Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately, upon determining that there is an overage, but no later than upon delivery of the Borrowing Base Certificate in accordance with Section 6.2(b), pay Bank the excess.

2.3            Interest Rate, Payments.

      (a)  Interest Rate.    So long as Borrower’s Quick Ratio exceeds 2.00:1.00, Advances shall accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. From and after any month where Borrower’s Quick Ratio is less than 2.00:1.00 and continuing until such time as Borrower’s Quick Ratio exceeds 2.00:1.00, Advances shall accrue interest on the outstanding principal balance at a per annum rate equal of .5 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

      (b)  Payments.    Interest due on the Committed Revolving Line is payable on the first Business Day of each month. Bank may debit any of Borrower’s deposit accounts including Account Number 3300293105 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower’s accounts. These debits are not a set-off. Payments received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest accrues.

      (c)  Agreements Regarding Interest and Other Charges.    Borrower and the Bank agree that the only charges imposed or to be imposed by Bank upon Borrower for the use of money in connection with the Obligations is and will be the interest required to be paid under the provisions of this Agreement as well as the related provisions of the Loan Documents. The amount of interest due and payable under this Agreement or the Loan Documents will not exceed the maximum rate of interest allowed by applicable law and, if any payment is made by Borrower or received by Bank in excess of such payment, such sum shall be credited as a payment of principal. It is the express intent that Borrower not pay and the Bank not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest and other charges, fees or other amounts deemed to be interest which are paid or agreed to be paid to Bank under this Agreement or the Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro-rata basis throughout the entire actual term of the Obligations. Any and all fees payable under this Agreement are not intended, and will not be deemed to be interest or a charge for use of money, but rather will constitute an “other charge” within the meaning of O.C.G.A. §7-4-2(a)(1).

2.4        Fees.

      Borrower will pay:

(a)  Facility Fee.    A fully earned, non-refundable facility fee of $25,000 for the Committed Revolving Line. Borrower has remitted a good-faith deposit of $12,500 and the remaining $12,500 will be due on the Closing Date; and

(b)  Bank Expenses.    All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due. However, attorneys’ fees in connection with the negotiation and preparation of the Loan Documents through the Closing Date, shall not exceed $6,000.

3.            CONDITIONS OF LOANS

3.1        Conditions Precedent to Initial Credit Extension.

      Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees required hereunder, as well as verification of its first priority interest in the Collateral.

3.2        Conditions Precedent to all Credit Extensions.

      Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)  timely receipt of any Payment/Advance Form; and

(b)  the representations and warranties in Section 0, to the knowledge of Borrower, must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 0 remain true.

4 .           CREATION OF SECURITY INTEREST

4.1        Grant of Security Interest.

      Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a “hold” on any deposit account pledged as Collateral; provided, however, that such “hold” shall be limited to the outstanding amount of Obligations, and any balances in such deposit accounts in excess of such Obligations shall not be held by Bank and shall be available for Borrower’s use. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5.          REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

5.1         Due Organization and Authorization.

      Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound, except where such default could not reasonably be expected to cause a Material Adverse Change. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2         Collateral.

      Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. To the knowledge of Borrower’s Responsible Officers, Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All material Inventory is in all material respects of good and marketable quality, free from material defects.

5.3         Litigation.

      Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4         No Material Adverse Change in Financial Statements.

      All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects as of the dates of such financial statements, Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5         Solvency.

      The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6         Regulatory Compliance.

      Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7         Subsidiaries.

      Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8         Deposit Accounts.

      Within thirty (30) days of the Closing Date, but prior to Bank making any Advances, and except as provided below, Borrower will maintain all of its deposit accounts, operating accounts, and excess investment balances at or through Bank. Borrower does not have deposit accounts at any other financial institutions, except those disclosed on the Schedule. Borrower shall have the right to maintain a deposit account with financial institutions other than Bank for the purpose of making small incidental deposits with any such financial institutions, so long as such financial institutions enter into Bank’s standard form of Deposit Account Control Agreement, as required for Bank to perfect its security interest in those accounts.

5.9         Full Disclosure.

      No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.           AFFIRMATIVE COVENANTS

      Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1         Government Compliance.

      Borrower will maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower’s business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2         Financial Statements, Reports, Certificates.

      (a)  Borrower will deliver to Bank: (i) As soon as available, but no later than 30 days after the last day of each month (other than a quarter-ending month), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank; (ii) as soon as available, but no later than 45 days after the last day of each of Borrower’s fiscal quarters (other than a year-ending quarter), a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank, along with Borrower’s 10-Q for that quarter and, (iii) as soon as available, but no later than 90 days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank, including any “Big 5” accounting firm, which firms are hereby deemed reasonably acceptable to Bank, along with Borrower’s 10-K for that year; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property or knowledge of an event that materially adversely affects the value of the Intellectual Property.

      (b)  Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

      (c)  All reports on Form 10-K and 10-Q and all financial statements delivered to Bank pursuant to Section 6.2(a) above shall be accompanied by a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

      (d)  Allow Bank, with 5 Business Days’ prior notice (unless an Event of Default has occurred and is continuing, in which case Bank shall not be required to give any prior notice), to audit that portion of Borrower’s Collateral related to Accounts at Borrower’s expense. The initial audit will occur as soon as practical after the Closing Date. Such audits will be conducted no more often than once per year, unless an Event of Default has occurred and is continuing.

6.3        Inventory; Returns.

Borrower will keep all material Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower’s customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4        Taxes.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5        Insurance.

Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower’s industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion. All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank’s request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

6.6        Primary Accounts.

Borrower will maintain its primary banking relationship with Bank, which relationship shall include Borrower maintaining account balances in any accounts at or through Bank representing 100% of all account balances of Borrower at any financial institution.

6.7        Financial Covenants.

Borrower will maintain as of the last day of each month:

(i)  Quick Ratio.    A monthly (for intra-quarter months only) ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.00, and a quarterly ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.75 to 1.00.

(ii)  Tangible Net Worth.    A quarterly Tangible Net Worth of at least $4,000,000

for the quarters ending April 30 and October 31, 2002 and at least $5,000,000 for the quarter ending January 31, 2003, and thereafter.

6.8        Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.          NEGATIVE COVENANTS

Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1        Dispositions.

Convey, sell, lease, transfer or otherwise dispose of (collectively “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or any material real or personal property, including all of Borrower’s Intellectual Property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment; or (iv) Transfers, which, in the aggregate, do not exceed $75,000 in any fiscal year.

7.2         Changes in Business, Ownership, Management or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its (i) management or (ii) ownership of greater than 25% (other than by the sale of Borrower’s equity securities in a public or private offering so long as Borrower identifies any private investors prior to the closing of the investment, or other than as set forth in Section 7.3, below). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office.

7.3         Mergers or Acquisitions.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4         Indebtedness.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5        Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6        Distributions; Investments.

Except as permitted pursuant to Section 7.3, directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any cash dividends or make any distribution or redeem, retire or purchase any of Borrower’s capital stock.

7.7         Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8         Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9         Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.           EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1        Payment Default.

If Borrower fails to pay any of the Obligations within 5 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2        Covenant Default.

If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7, or if Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within10 days or cannot be cured after Borrower’s attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3         Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral.

8.4        Attachment.

If any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5         Insolvency.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6        Other Agreements.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7         Judgments.

If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8        Misrepresentations.

      If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9        Guaranty.

      Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9.          BANK’S RIGHTS AND REMEDIES

9.1        Rights and Remedies.

      When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following during any such period:

(a)  Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)  Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)  Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers reasonably advisable;

(d)  Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)  Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f)  Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements (to the extent allowable under such licenses and agreements) inure to Bank’s benefit; and

    (g)  Dispose of the Collateral according to the Code.

9.2        Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3         Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4        Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5         Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Subject to the foregoing, Borrower bears all risk of loss, damage or destruction of the

Collateral.

9.6        Remedies Cumulative.

      Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7        Demand Waiver.

      Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10.         NOTICES

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth below:

If to Borrower:	Optio Software, Inc.
3015 Windward Plaza
Fairways II
Alpharetta, Georgia 30005
Attention: Harvey A. Wagner
Fax No.: 770-576-3642

with Copy to:	Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, Georgia 30326
Attention: Ward S. Bondurant, Esq
Fax No.: 404-365-9532

If to Bank:	Silicon Valley Bank
3343 Peachtree Road, Suite 312
Atlanta, Georgia 30326
Attention: Alan Spurgin, Senior Vice President
Fax No.: 404-261-2202

      A party may change its notice address by giving the other party written notice.

11.        CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      Georgia law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Fulton County, Georgia.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.        GENERAL PROVISIONS

12.1      Successors and Assigns.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2      Indemnification.

Except for losses caused by Bank’s gross negligence or willful misconduct, Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses).

12.3      Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4      Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5      Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6      Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7      Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8      Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9       Attorneys’ Fees, Costs and Expenses.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.          DEFINITIONS

13.1         Definitions.

      In this Agreement:

      “Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

      “Advance” or “Advances” is a loan advance (or advances) under the Committed Revolving Line.

      “Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

      “Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      “Big 5 Accounting Firm” means any of Arthur Andersen, Deloitte & Touche, Ernst & Young, KPMG and PriceWaterhouse Coopers, and each of their respective successors and assigns.

      “Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      “Borrowing Base” is (i) when Borrower’s monthly Quick Ratio is at least 2.50 to 1.00, 100% of Eligible Accounts up to outstanding Advances of $1,000,000, as determined by Bank from Borrower’s most recent Borrowing Base Certificate, or (ii) when (a) Borrower’s monthly Quick Ratio is less than 2.50 to 1.00 or (b) the balances of outstanding Advances exceeds $1,000,000, 80% of Eligible Accounts as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that, in either instance, Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower’s Collateral that is not satisfactory to the Bank.

      “Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      “Closing Date” is the date of this Agreement.

      “Code” is the Georgia Uniform Commercial Code, as applicable.

“Collateral” is the property described on Exhibit A.

“Committed Revolving Line” is an Advance, or Advances, of up to $5,000,000.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is each Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Current Assets” are amounts that under GAAP should be included on that date as current assets on Borrower’s consolidated balance sheet.

“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.

“Deferred Revenue” is all amounts received in advance of performance under contracts and not yet recognized as revenue.

“Eligible Accounts” are Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5; but Bank may change eligibility standards by giving Borrower thirty (30) days prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

(a) Accounts that the account debtor has not paid within 90 days of invoice date, except for those receivables due from McKesson, Inc. (the “McKesson Accounts”), which shall be “Eligible Accounts” unless they are not paid within 120 days of invoice date;

(b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date (except for the McKesson Accounts, which will be considered “Eligible Accounts” unless 50% or more of the McKesson Accounts have not been paid within 120 days of our invoice date):

(c) Credit balances over 90 days from invoice date;

(d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

(e) Accounts for which the account debtor does not have its principal place of business in the United States (other than Eligible Foreign Accounts);

(f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

(g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor’s payment may be conditional;

(i) Accounts for which the account debtor is Borrower’s Affiliate, officer, employee, or agent;

(j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k) Accounts for which Bank reasonably determines collection to be doubtful.

“Eligible Foreign Accounts” are Accounts for which the account debtor does not have its principal place of business in the United States but are: (i) covered by credit insurance reasonably satisfactory to Bank, less any deductible; or (ii) supported by letter(s) of credit reasonably acceptable to Bank; or (iii) that Bank approves in writing.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, which in the aggregate, exceed $1,000,000 and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intangible Assets” are intangible items such as unamortized debt discount and expense, Intellectual Property and research and development expenses, not including prepaid expenses.

“Intellectual Property” is:

(a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c) All design rights which may be available to Borrower now or later created, acquired or held;

(d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Inventory” is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Material Adverse Change” is described in Section 8.3.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and shown on the Schedule;

(c) Subordinated Debt, except that Borrower shall not incur any additional indebtedness from Bankers/Softech/Mid-States after the Closing Date;

(d) Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness secured by Permitted Liens;

(f) Indebtedness incurred by Subsidiaries, not to exceed $150,000 in the aggregate at any time, and any guaranty of the same by Borrower; and

“Permitted Investments” are:

(a) Investments shown on the Schedule and existing on the Closing Date; and

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue.

“Permitted Liens” are:

(a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Licenses or sublicenses granted in the ordinary course of Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

(e) Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Maturity Date” is April 25, 2003.

“Schedule” is any attached schedule of exceptions.

“Stockholder’s Equity” is Borrower’s consolidated assets minus its Total Liabilities.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      “Tangible Net Worth” is, on any date, Stockholder’s Equity minus, any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Intellectual Property and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets.

      “TotalLiabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

      “Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

OPTIO SOFTWARE, INC.

By:	/s/ HARVEY WAGNER

Title:	Chief Financial Officer

BANK:
SILICON VALLEY BANK

By:	/s/ ALAN SPURGIN

Title:	Senior Vice President

EXECUTION COPY

Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):            Optio Software, Inc.

Borrower’s State of formation:                    Georgia

Borrower has operated under only the following other names (if none, so state):

Technology Marketing, Inc. and Xpoint Corporation

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Executive Offices - 3015 Windward Plaza, Windward Fairways II, Alpharetta, GA 30005 USA; Optio Software Europe, SA - 20 quater, rue Schnapper, B.P. 5290, 78175 Saint Germain-en-Laye Cedex (France); West Coast Sales Office - 500 Airport Blvd., Suite #100, Burlingame, CA 94010; Optio Software UK Ltd. - Enterprise Centre, Coventry University Technology Park, Puma Way, Coventry CV1 2PT (England); Optio Software Asia Pacific Pty. Ltd. - Suites 8-11, 481 Logan Road, Greenslopes, QLD 4120.

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

Branch Banking & Trust

List Acct. Numbers:        Collateral Reserve Account #5145370355; Trust Account #5145370363

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

UCC-1 007-1999-003168 in favor of IBM Credit Corporation; UCC-1 007-1999-013516 in favor of Fidelity Leasing, Inc.; UCC-1 007-2000-004723 in favor of Softech; UCC-1 060-2000- 017334 in favor of Softech; UCC-1 006-2001-016067 in favor of Hewlett-Packard Company; UCC-1 002-2002-002616 in favor of Siemens Financial Services, Inc.; UCC-1 002-2002-002617 in favor of Siemens Financial Services, Inc.; and UCC-1 200000277714 in favor of IBM Credit Corporation.

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

ec-Hub Inc., Optio Software, Inc. owns 1,333,334 shares of Series A Preferred Stock, or approximately 4.1% percent of the outstanding capital stock, on a fully-diluted basis.

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

Siemens Financial Services Capital Lease, 60-month lease ending on 2/28/06, monthly payments are $7,436.67; Steelcase Financial Capital Lease, $27,344 balance due as of 1/31/2002; and note in favor of Pamela McCabe and Betty Drumheller in the principal amount of $52,800, due upon demand and bearing interest at 12% per year.

The following is a list of the Borrower’s copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

None.

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:

Optio e.ComIntegrate®, OptioDCS, Optio e.ComPresent, Optio DesignStudio, OptioFax, Optio Enterprise ProcessPACKS, Optio e.ComPayments, Optio MedForms™, Optio MedFormsDR and Optio Healthcare ProcessPACKS

The following is a list of all of the Borrower’s patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

None.

The following is a list of all of the Borrower’s patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

None.

The following is a list of all of the Borrower’s registered trademarks. (Please include name of the trademark and a copy of the registration.):

OPTIO logo U.S. Registration No. 2,204,450; and OPTIO E.COMINTEGRATE U.S. Registration No. 2,546,428; OPTIO E.COMINTEGRATE Australia Registration No. 865248; OPTIO E.COMINTEGRATE Japanese Application No. 2001-020061; Xpoint Corporation logo U.S. Registration No. 1,265,942 (no longer in use); and ReportView mark Registration No. 2,012,293 (no longer in use).

Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

Wagner, et al v. Optio Software, Inc.; Kevin Dewey vs. Optio Software, Inc., et. al.;             Cameron Ashley Building Products vs. Optio Software, Inc.; and Compass Bank, as assignee for TRMG, Inc. vs. Optio Software, Inc.

Tax ID Number:                             58-1435435

Organizational Number, if any:

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”) except that the Collateral shall include the proceeds of all the Intellectual

Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

EXECUTION COPY

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.

Fax To:	(404) 495-4500	Date:

☐	Loan Payment:
Optio Software, Inc. (Borrower)

	From Account #	To Account #
	(Deposit Account #)	(Loan Account #)
	Principal $	and/or Interest $

All Borrower’s representation and warranties in the Loan and Security Agreement, to the knowledge of Borrower, are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

☐	LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

	From Account #	To Account #
	(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representation and warranties in the Loan and Security Agreement, to the knowledge of Borrower, are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

☐	OUTGOING WIRE REQUEST
Complete only if all or a portion of funds from the loan advance above are to be wired. Deadline for same day processing is 3:00pm, E.S.T.

	Beneficiary Name:	Amount of Wire:$

	Beneficiary Bank:	Account Number:

City and Sate:
Beneficiary Bank Transit (ABA) #: Beneficiary Bank Code (Swift, Sort, Chip, etc.)

(For International Wire Only)
	Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #

2

EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower: Optio Software, Inc.	Bank: Silicon Valley Bank

Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE

1. Accounts Receivable Book Value as of	$
2. Additions (please explain on reverse)	$
3. TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Amounts over 90 days due (120 days for McKesson)	$
5. Balance of 50% over 90 day accounts (120 days for McKesson)	$
6. Credit balances over 90 days*	$
7. Concentration Limits*	$
8. Foreign Accounts	$
9. Governmental Accounts	$
10. Contra Accounts	$
11. Promotion or Demo Accounts	$
12. Intercompany/Employee Accounts	$
13. Other (please explain on reverse)	$

14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
15. Eligible Accounts (#3 minus #14)	$

16. LOAN VALUE OF ACCOUNTS (X1% of #15)	$

X1
= 100% when Borrower’s monthly Quick Ratio is at least 2.50 to 1.00, up to $1,000,000 and 80% when either (a) Borrower’s monthly Q uick Ratio is less than 2.50 to 1.00 or (b) the balances of outstanding Advances exceeds $1,000,000.

BALANCES
17. Maximum Loan Amount	$5,000,000
18. Total Funds Available [Lesser of #17 or #16]	$
19. Present balance owing on Line of Credit	$
20. RESERVE POSITION (#18 minus #19)	$

The undersigned represents and warrants that this is true, complete and correct in all material respects, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:	BANK USE ONLY

Optio Software, Inc.	Rec’d By

By:	Auth. Signer

Authorized Signer	Date:

Verified:
Auth. Signer
Date:

EXECUTION COPY

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK

FROM:    OPTIO SOFTWARE, INC.

The undersigned authorized officer of Optio Software, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties in the Agreement, to the knowledge of Borrower, are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days (except FQE)	Yes	No
Quarterly + 10-Q + CC	FQE within 45 days (except FYE)	Yes	No
Annual (Audited) + 10-K + CC	FYE within 90 days	Yes	No
A/R Agings	Monthly within 30 days	Yes	No
A/R Audit	Initial and Annual	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No

Financial Covenant	Required	Actual	Complies
Maintain:
Monthly Minimum Quick Ratio	1.50:1.00	:1.00	Yes	No
Quarterly Minimum Quick Ratio	1.75:1.00	:1.00	Yes	No
Quarterly Minimum Tangible Net Worth for:
Q ending April 30, 2002 through Q ending October 31, 2002	$4,000,000	$	Yes	No
Q ending January 31, 2003 and thereafter.	$5,000,000	$	Yes	No

Have	there been updates to Borrower’s intellectual property, if appropriate? Yes / No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
Optio Software, Inc.	Authorized Signer

Date:

SIGNATURE	Verified:
Authorized Signer

TITLE	Date:
Compliance Status: Yes No

DATE

NEGATIVE PLEDGE AGREEMENT

This Negative Pledge Agreement is made as of April 25, 2002 by and between Optio Software, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”).

In connection with, among other documents, the Loan and Security Agreement (the “Loan Documents”) being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

1.
Borrower shall not, without the prior written consent of the Bank, mortgage, pledge, grant a security interest in, or encumber any of Borrower’s intellectual property, including, without limitation, the following:

a.
Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

b.	All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

c.	Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

d.	Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

e.
All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

f.
Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

g.
Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

h.
All licenses or other rights to use any of the Copyrights, Patents, Trademarks of Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

i.	All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

j.	All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Borrower also has obligations under a Loan and Security Agreement of even date herewith which may prohibit the sale, transfer, assignment or other disposition of any of the foregoing.

2.	It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

3.	Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

OPTIO SOFTWARE, INC.

By:

Name:

Title:

BANK:

SILICON VALLEY BANK

By:

Name:

Title: